UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
April 16, 2009
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)
110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information provided in Item 1.03 of this Current Report on Form 8-K regarding the Commitment Letter (as such term is defined below) is incorporated by reference into this Item 1.01.
Item 1.03 Bankruptcy or Receivership
On April 16, 2009 (the “Commencement Date”), General Growth Properties, Inc. (the “Company”), GGP Limited Partnership (“GGPLP”) and certain of the Company’s domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (the “Chapter 11 Cases”). The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. A copy of the press release, dated April 16, 2009, announcing the filing of the Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On April 15, 2009, the Company and GGPLP obtained a commitment (the “Commitment Letter”), subject to satisfaction of certain conditions, from Pershing Square Capital Management, L.P. (“Pershing”), as agent, to provide the Company, GGPLP and the Debtor subsidiaries with post-petition financing pursuant to a Senior Secured Debtor-In-Possession Credit, Security and Guaranty Agreement among the Company, as a co-borrower, GGPLP, as a co-borrower, the Debtor subsidiaries and General Growth Management, Inc., as guarantors, Pershing, as agent for the lenders, and the lenders party thereto (the “Lenders”) (the “DIP Credit Agreement”). Upon approval of the Bankruptcy Court, the Company, GGPLP and the Debtor subsidiaries will be authorized to enter into the DIP Credit Agreement. In connection with the Commitment Letter, the Company paid Pershing a fee of $15 million.
The DIP Credit Agreement provides for a term loan in the aggregate amount of $375 million (the “DIP Term Loan”), which will be used to refinance certain pre-petition secured indebtedness and will be available to fund the Debtors’ working capital requirements. The DIP Credit Agreement provides that principal outstanding on the DIP Term Loan will bear interest at an annual rate equal to LIBOR (subject to a minimum LIBOR floor of 3%) plus 12%.
The DIP Credit Agreement further provides that upon the effective date of a plan of reorganization for the Company in the Chapter 11 Cases, the Company will issue warrants to Pershing and its designees (the “Warrants”) to acquire for a nominal exercise price (i) with respect to the Company, 4.9%, on a fully-diluted basis, of each class or series of equity securities of the Company, and (ii) with respect to certain subsidiaries, 4.9%, on a fully-diluted basis, of any class of equity securities of such subsidiary issued in respect of certain claims in connection with the Chapter 11 Cases.
In the event that, in connection with a plan of reorganization for the Company, the Company, GGPLP or The Rouse Company LP offers to sell any newly issued equity securities, such seller will be obligated to offer to sell to Pershing and its designees up to an aggregate of 4.9% of such equity securities (on a fully-diluted basis) on the same terms.
In the event that the Company consummates a rights offering for securities in connection with the plan of reorganization, it will be obligated to convert a portion of the DIP Term Loan obligation into such securities. Further, if, prior to the DIP Term Loan maturity date, the Company has repaid any of the DIP Term Loan principal and interest, the Company will have the right to cause the Lenders to purchase the offered securities in an amount equal to the lesser of (i) $375.0 million and (ii) the retired amount of the DIP Term Loan on the same terms and conditions of the rights offering, provided that certain conditions precedent have been satisfied. However, such conversion rights cannot result in Pershing and its designees receiving stock equaling more than 5.0% of the Company common stock on a fully-diluted basis.
Subject to certain conditions precedent, the Company will also have the right to elect to repay all or a portion of the outstanding principal amount of the DIP Term Loan, plus accrued and unpaid interest thereon, at maturity by issuing common stock of the Company to the Lenders. However, such stock-settled repayment right will be limited to the Lenders’ receipt of Company common stock equaling no more than 5.0% of such common stock on a fully-diluted basis.
The DIP Credit Agreement contains certain customary covenants, various representations and warranties, and events of default.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
The filing of the bankruptcy petitions described above constituted an event of default under the 2006 Credit Facility (defined below) and under various other debt instruments described below and result in the acceleration of all amounts due under such obligations (the “Accelerated Direct Financial Obligations”). The aggregate amount of the Accelerated Direct Financial Obligations is approximately $4.55 billion. The ability of the creditors to seek remedies to enforce their rights under such agreements is automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The automatic stay invoked by the filing of the Chapter 11 Cases effectively precludes any action against the Company resulting from such acceleration.
•	The Company is a borrower and guarantor under that certain Second Amended and Restated Credit Agreement dated February 24, 2006 by and among the Company and certain of its subsidiaries, as borrowers, and Eurohypo AG, New York Branch, as administrative agent on behalf of the lenders parties thereto (the “2006 Credit Facility”), which provides for a $2.85 billion term loan (the “Term Loan”) and a $650 million revolving credit facility (the “Revolver”). As of April 15, 2009, approximately $1.99 billion of the Term Loan and approximately $590.0 million of the Revolver were outstanding and no further amounts were available to be drawn.

•	The Company is a guarantor under that certain Loan Agreement dated as of July 11, 2008 by and among certain of the Company’s subsidiaries, as borrowers, and Europhypo AG, New York Branch, as administrative agent on behalf of the lenders parties thereto, as amended by that certain First Amendment to Loan Agreement, dated as of September 2, 2008 (the “Senior Secured Portfolio”) and has obligations thereunder of approximately $875 million of the total loan amount of approximately $1.51 billion.

•	The Company is a guarantor of that certain Promissory Note dated as of November 15, 2007 by GGPLP in favor of Ivanhoe Capital LP in the amount of approximately $94 million.

•	The company is a guarantor of three loans that have already matured in the aggregate amount of approximately $1 billion under the following loan agreements. The Company is a guarantor under that certain Loan Agreement dated as of January 30, 2006 by and between Oakwood Shopping Center Limited Partnership, as borrower, and Citicorp North America, Inc., as a lender and as administrative agent for the other lenders party thereto, and certain additional lenders, as amended by that certain First Amendment to Loan Agreement dated as of February 13, 2009. The Company is a guarantor under that certain Loan Agreement dated as of February 29, 2008 by and among Phase II Mall Subsidiary, LLC, as borrower, Deutsche Bank Trust Company Americas, as administrative agent, and certain banks and other financial institutions or entities from time to time party thereto, as amended or modified from time to time. The Company is guarantor under that certain Loan Agreement dated as of January 2, 2008, by and among Fashion Show Mall LLC, as borrower, Deutsche Bank Trust Company Americas, as administrative agent, and certain banks and other financial institutions or entities from time to time party thereto, as amended or modified from time to time.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
President and Chief Operating Officer

Date: April 16, 2009

EXHIBIT INDEX

Exhibit
Number	Name

99.1	Press Release dated April 16, 2009.